                                                                     EXHIBIT 4.1


                               SCI SYSTEMS, INC.

                        NON-QUALIFIED STOCK OPTION PLAN

      THIS INDENTURE made as of the 1st day of December, 1988, by SCI Systems (Alabama), Inc., a corporation organized and doing business under the laws of the State of Alabama;

                              W I T N E S S E T H:

      WHEREAS, SCI Systems, Inc. (the "Company") heretofore established the SCI Systems, Inc. Non-Qualified Stock Option Plan (the "Plan") which Plan was amended and restated by indenture dated December 22, 1986 and amended by indenture dated January 19, 1987; and

      WHEREAS, in connection with the reorganization of the Company, effected January 1, 1988, the Company desires to transfer sponsorship of the Plan to its subsidiary, SCI Systems (Alabama), Inc., subject to the prior approval of a majority of the Company's shareholders; and

      WHEREAS, the approval of the Company's shareholders to the transfer of sponsorship of the Plan from the Company to SCI Systems (Alabama), Inc. was obtained by majority vote at the annual meeting of the shareholders on October 28, 1988; and

      WHEREAS, the Company now desires to evidence consummation of the transfer of sponsorship of the Plan to SCI Systems (Alabama),

Inc. and has caused this Plan to be executed on its behalf solely to evidence that transfer; and

     WHEREAS, pursuant to the prior approval of a majority of the Company's shareholders, SCI Systems (Alabama), Inc. now desires to amend and restate the Plan in order to reflect its role as the sponsor of the Plan and to make certain other changes as hereinafter provided;

     NOW, THEREFORE, SCI Systems (Alabama), Inc. does hereby amend and restate the Plan, effective October 28, 1988, so that as amended and restated it shall read in its entirety as follows:

     1. Purpose. This Plan is intended to serve as an incentive and to encourage stock ownership by selected officers of the Company and its subsidiaries so that they may acquire or increase their proprietary interest in the Company and share in the success of the Company, and to encourage them to remain in the employ of the Company or its subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute non-qualified stock options.

     2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Company or its subsidiaries (the "Committee"). The Committee shall consist of not less than three (3) members of the Board of Directors of the Company or its subsidiaries who are not at any time while a member of the Committee and have not at any time within the preceding period of one year been eligible for selection to receive a grant of a stock option pursuant to this Plan or a grant of stock, stock options, or stock appreciation rights under any other plan of the Company or any of its affiliates. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Board of Directors of the Company or its subsidiaries or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     3. Eligibility. The persons who shall be eligible to receive options shall be the employees of the Company and its subsidiaries who are officers thereof, on the terms hereinafter set forth. Any optionee may hold more than one option, but only on the terms hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him by the Committee.

        4. Stock. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued or reacquired $0.10 par value Common Stock ("Common Stock"). The aggregate number of shares of Common Stock which may be issued pursuant to options granted under the Plan shall not exceed 900,000 shares of Common Stock; provided, however, that such aggregate number of shares may be increased by up to an additional 750,000 shares, with any such increase to be effective only upon action of the Board of Directors of SCI Systems (Alabama), Inc. specifying the amount of the increase and directing a corresponding decrease in the aggregate number of shares of Common Stock which may be issued pursuant to options granted under the SCI Systems, Inc. Incentive Stock Option Plan. The foregoing shall be subject to adjustment pursuant to Article 12 hereof. The number of shares with respect to which option rights may be granted to any individual under all options which are issued to him shall be reasonable in relation to the purpose of the Plan and the needs of the Company or of the subsidiary of the Company by which he is employed.

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option may again be subjected to an option under the Plan.

     5. Terms and Conditions of Options. Each stock option granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a Non-Qualified Stock Option Agreement (the "Agreement"), in the form and containing the terms as the Committee from time to time may determine, provided that each Agreement shall:

     (a)  state the number of shares of Common Stock to which it pertains;

     (b) state the option price of the shares of Common Stock of the Company on the date of the granting of the option;

     (c) provide that the option is not exercisable after the expiration of ten years and one day or less from the date the option is granted.

     (d) provide that the option is not transferable by the optionee other than by will or the laws of descent and distribution (and in such manner only to the extent specifically permitted under the terms of the Agreement), and is exercisable during the optionee's lifetime only by the optionee;

          (e) provide that the option may be exercisable even while there is outstanding any incentive stock option (as defined in Section 422A of the Code), which was granted before the granting of the option to the optionee pursuant to the Plan to purchase stock in the Company or in a corporation which, at the time of the grant of the option, was a parent or subsidiary of the Company or a predecessor corporation of the Company or a predecessor of a parent or subsidiary of the Company; and

          (f) provide that if the optionee ceases to be an employee of the Company or of any parent or subsidiary of the Company for any reason other than death, that the option or portion thereof which is unexercised shall terminate no later than three months after the date the optionee ceases to be an employee of the Company or of the parent or subsidiary of the Company; provided, however, that a percentage of the Option shall terminate as of the date the optionee ceases to be an employee of the Company or a parent or subsidiary of the Company for any reason other than death, to the extent that the option or a portion thereof has not been exercised prior thereto, according to the following schedule:

           Years after Date                       Percentage of
          of Grant of Option                   Option Terminating
          ------------------                    ------------------
          Less Than One Year                           80%
          One Year                                     60%
          Two Years                                    40%
          Three Years                                  20%
          Four Years or More                            0%

     6. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years and one day from the date the Plan is adopted.

     7. Payment of Exercise Price. The option price shall be paid by an optionee in cash upon exercise of the option.

     8. Indemnification of Committee. In addition to other rights of indemnification that they may have as directors of the Company or of any of its subsidiaries or as members of the Committee, the members of the Committee shall be indemnified by SCI Systems (Alabama), Inc. against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof

(provided the settlement is approved by independent legal counsel selected by SCI Systems (Alabama), Inc.) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any action, suit or proceeding a Committee member shall in writing offer SCI Systems (Alabama), Inc. the opportunity, at its own expense, to handle and defend the same.

     9. Amendment of the Plan. The Board of Directors of SCI Systems (Alabama), Inc. may, insofar as permitted by law, suspend or discontinue the Plan or amend it in any respect provided that, except for adjustments made pursuant to Article 12 hereof, no amendment, if effected without the approval of the Company's stockholders, shall (i) materially increase the benefits accruing under the Plan, (ii) materially increase the number of shares subject to the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) remove the administration of the Plan from the Committee.

     10. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to options may be used for general purposes.

      11. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise the option.

      12. Change in Capitalization. In the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or stock, or any change in the capital structure of the Company (other than the creation of or an increase in authorized securities of any class of the Company or the issuance of securities of any class of the Company or of convertible securities), the Committee, subject to the approval of the Board of Directors of SCI Systems (Alabama), Inc., shall make the adjustments as may be appropriate in the number and kind of shares available for the granting of options under the Plan and in the number and kind of shares as to which outstanding options, or the portions thereof then unexercised, shall be exercisable, to the end that, to the extent practicable, the optionee's proportionate interest shall be maintained as before the occurrence of the event. The adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share. No fractional shares shall be issued or optioned in making the adjustments. Subject to review by the Board of Directors of SCI Systems (Alabama), Inc., all adjustments made by the Committee under this paragraph shall be conclusive.

     The creation or increase of authorized securities of any class of the Company or the issuance by the Company of securities of any class of the Company or convertible securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option except as specifically provided otherwise in this Article 12. The grant of any option pursuant to the Plan shall not affect the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     A dissolution or liquidation of the Company shall cause all options granted under the Plan to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

     13. Rights as a Stockholder. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate or certificates to him for the shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate or certificates are issued, except as otherwise provided in the Plan.

     IN WITNESS WHEREOF, SCI Systems (Alabama), Inc. and the Company have caused this Plan to be executed on the day and year first set forth above.

                                        SCI SYSTEMS (ALABAMA), INC.



                                        By: /s/ JAMES R. DANIEL
                                           -------------------------------------
                                            JAMES R. DANIEL

                                        Title: Chief Financial Officer/Treasurer
                                               ---------------------------------

Attest:

/s/ D. Lynn Cox
---------------------------

Title: Secretary
      ---------------------
      (CORPORATE SEAL)

                                        SCI SYSTEMS, INC.

                                        By: /s/ JAMES R. DANIEL
                                           -------------------------------------
                                            JAMES R. DANIEL

                                        Title: Chief Financial Officer/Treasurer
                                               ---------------------------------

Attest:

/s/ D. Lynn Cox
---------------------------

Title: Secretary
       --------------------
       (CORPORATE SEAL)

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         (TO BE USED FOR GRANTING OPTIONS ON OR AFTER OCTOBER 28, 1988)

      This Agreement, made as of the ____ day of ____________, 15__, by and among SCI SYSTEMS (ALABAMA), INC. a corporation organized and doing business under the laws of the State of Alabama (the "Company"), SCI SYSTEMS, INC., a corporation organized and doing business under the laws of the State of Delaware and ___________________ (the "Optionee");

                              W I T N E S S E T H:

      WHEREAS, the committee (the "Committee") authorized to administer the SCI Systems, Inc. Non-Qualified Stock Option Plan (the "Plan") has authorized the grant to Optionee of a non-qualified stock option authorizing Optionee to purchase the number of shares of $0.10 par value Common Stock ("Common Stock") of SCI Systems, Inc. (a Delaware corporation) allocated to him by the Committee; and

      WHEREAS, the Company and Optionee wish to confirm the terms and conditions of the option;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

      1. Grant of Option. Subject to the terms stated in the Plan and those stated herein, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of ______ shares of SCI Systems, Inc. Common Stock (hereinafter the "Option Shares").

      2.  Term and Exercise of Option.

          (a) Optionee shall have the right to exercise the Option as follows:

              (i) as to twenty percent (20%) of the Option Shares, from time to time during the period commencing on the date hereof and ending on the day ten (10) years from the date hereof,

              (ii) as to an additional twenty percent (20%) of the Option Shares, from time to time during the period commencing on the day one
          (1) year after the date hereof and ending on the day ten (10) years from the date hereof,

              (iii) as to an additional twenty percent (20%) of the Option Shares, from time to time during the period commencing on the day two
          (2) years after the date hereof and ending on the day ten (10) years from the date hereof,

              (iv) as to an additional twenty percent (20%) of the Option Shares, from time to time during the period commencing on the day three (3) years after the date hereof and ending on the day ten (10) years from the date hereof, and

              (v) as to the remaining twenty percent (20%) of the Option Shares, from time to time during the period commencing on the day four (4) years after the date hereof and ending on the day ten (10) years from the date hereof.

          (b) This Option may be exercised with respect to all or any portion of the Option Shares from time to time during the term of this Option as set forth in Section 2(a) by the delivery to the Company, at its principal place of business in Huntsville, Alabama, of (i) written notice specifying the number of Option Shares with respect to which it is being exercised, which written notice shall be delivered to the Company no earlier than twenty-eight (28) days and no later than fourteen (14) days prior to the exercise of all or any portion of the Option, shall specify the date on which exercise shall take place, and shall be signed by the person who is to exercise the Option as provided herein and (ii) payment in cash of the purchase price. Upon receipt of the notice and payment in full, the Company shall issue a certificate representing the Option Shares purchased.

          (c) The Optionee, or personal representative of the Optionee pursuant to Section 4(b) below, shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in Section 5 below.

          (d) The Company shall not be required to sell or issue any shares pursuant to this Option if their sale or issuance shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or any issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

      3. Exercise Price. The Optionee must pay to the Company $___________ per share (subject to adjustment pursuant to Section 5 of this Agreement) for SCI Systems, Inc.'s Common Stock acquired pursuant to the exercise of this Option.

4.    Termination of Option.

(a) If the Optionee ceases to be an employee of the Company or of any parent or subsidiary of the Company for any reason other than death, the Option or portion thereof which is unexercised shall terminate on the earlier to occur of three months after the date the Optionee ceases to be an employee of the Company or of the parent or a subsidiary of the Company or the time originally fixed for the expiration of the Option; provided, however, that a percentage of the Option shall terminate as of the date the Optionee ceases to be an employee of the Company or of the parent or a subsidiary of the Company for any reason other than death, according to the following schedule:

   Years after Date                       Percentage of
  of this Agreement                     Option Terminating
  -----------------                     ------------------
  Less Than One Year                            80%
  One Year                                      60%
  Two Years                                     40%
  Three Years                                   20%
  Four Years or More                             0%

The percentage of Option terminating shall be determined by reference to the entire Option which was granted rather than to a portion thereof that has not been exercised prior to termination of employment.

          The Option evidenced hereby is non-transferable, except as provided in subsection (b) below with respect to the death of the Optionee, and shall be exercisable during the lifetime of the Optionee only by the Optionee.

          (b) Notwithstanding any other provisions hereof to the contrary, if the Optionee ceases to be an employee of the Company or any parent or subsidiary of the Company by reason of death, any unexpired portion of the Option then held by the Optionee may, to the extent not exercised, be exercised by the duly appointed and acting personal representative of the Optionee; provided, however, (i) exercise shall be made within the earlier to occur of three months after the date of death or the time originally fixed for the expiration of the Option, and (ii) the shares of Common Stock issued by SCI Systems, Inc. upon exercise shall be owned beneficially and of record only by the personal representative of the Optionee for the estate of the Optionee or the Optionee's spouse, children, grandchildren or a trust for the benefit of any one or more members of that class.

     5. Change in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or stock, or any change in the capital structure of SCI Systems, Inc. (other than the creation of or an increase in authorized securities of any class of SCI Systems, Inc. or the issuance of securities of any class of SCI Systems, Inc. or of convertible securities), the Committee, subject to the approval of the Board of Directors of the Company, shall make adjustments as may be appropriate in the number and kind of shares as to which this Option shall be exercisable, to the end that, to the extent practicable, the Optionee's proportionate interest shall be maintained as before the occurrence of the event. Adjustments shall be made without charge in the total price applicable to the Option and with a corresponding adjustment in the option price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments. Subject to review by the Board of Directors of the Company, all adjustments made by the Committee under this paragraph shall be conclusive.

        The creation or increase of authorized securities of any class of SCI Systems, Inc., or the issuance by SCI Systems, Inc. of securities of any class of SCI Systems, Inc. or of convertible securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option. The grant of this Option shall not affect in any way the right or power of SCI Systems, Inc. to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

      A dissolution or liquidation of SCI Systems, Inc. shall cause this Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

      6. Covenants and Representations of Option. Optionee represents, warrants, covenants and agrees with the Company as follows:

          (a) The Optionee is not acquiring the Option Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Option Shares but rather upon an independent examination and judgment as to the prospects of SCI Systems, Inc.;

          (b) The Optionee is able to bear the economic risks of the investment in the Option Shares, including the risk of a complete loss of his or her investment therein;

          (c) The Optionee understands and agrees that the Option Shares may be issued and sold to the Optionee without registration under any state law relating to the registration of securities for sale, and in that event will be issued and sold in reliance on exemptions from registration under appropriate state laws;

          (d) The Option Shares cannot be offered for sale, sold or transferred by the Optionee other than pursuant to: (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Securities Act of 1933, as amended (the "1933 Act"), or in a transaction otherwise in compliance with the 1933 Act; and (iii) evidence satisfactory to the Company of compliance with the securities laws of all applicable jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;

          (e) SCI Systems, Inc. will be under no obligation to register the Option Shares or to comply with any exemption available for sale of the Option Shares without registration. SCI Systems, Inc. is under no obligation to act in any manner so as to make Rule 144 of the 1933 Act available with respect to sales of the Option Shares;

          (f) A legend indicating that the Option Shares have not been registered under the applicable state securities laws and referring to any applicable restrictions on transferability and sale of the Option Shares may be placed on the certificate or certificates delivered to the Optionee and any transfer agent of SCI Systems, Inc. may be instructed to require compliance therewith;

          (g) The Optionee realizes that the purchase of the Option Shares is a speculative investment and that any possible profit therefrom is uncertain; and

          (h) The agreements, representations, warranties and covenants made by the Optionee herein apply to all of the Common Stock of SCI Systems, Inc. issued to Optionee from time to time pursuant to this Option. Acceptance by the Optionee of the certificate(s) representing Common Stock shall constitute a confirmation by the Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at the time.

      7. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Alabama.

      8. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

      9. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

      10. Severability. In the event that any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

      11. Entire Agreement. Subject to the terms of the Plan, which is incorporated herein by reference, this Agreement expresses the entire agreement of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same instrument.

      12. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any of the Option Shares subject thereto which is in violation of the terms of this Agreement or of the Plan shall be void and without effect.

      13. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

      14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      IN WITNESS WHEREOF, the parties have executed and sealed this Agreement as of the day and year first set forth above.

                                            SCI SYSTEMS (ALABAMA), INC.


                                            By:
                                                -------------------------------
                                                Title: President
                                                       ------------------------
      [CORPORATE SEAL]

Attest:


-----------------------------------
Secretary

                                            SCI SYSTEMS, INC.


                                            By:
                                                -------------------------------
                                                Title: President
                                                       ------------------------

      [CORPORATE SEAL]

Attest:


-----------------------------------
Secretary

                                                                          {SEAL}
                                                --------------------------
                                                OPTIONEE